As filed with the Securities and Exchange Commission on December 28, 1999
                                                     REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       MERRILL MERCHANTS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                   Maine                                            01-0471507
(State or other jurisdiction of incorporation or                (I.R.S. Employer
               organization)                                 Identification No.)

                                 201 Main Street
                               Bangor, Maine 04401

                    (Address of Principal Executive Offices)

                                 ---------------

                Merrill Merchants Bank 401(k) Profit Sharing Plan
                            (Full title of the Plan)

                                 ---------------

                               Mr. Edwin N. Clift
                      President and Chief Executive Officer
                             Merrill Merchants Bank
                                 201 Main Street
                               Bangor, Maine 04401
                                  207-942-4800

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W. Suite 800
                             Washington, D.C. 20006
                                 (202) 347-8400

 (Name and address, telephone number including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
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

Title of Securities to be              Amount to be       Proposed Maximum Offering        Proposed Maximum             Amount of
      Registered*                      Registered(1)        Price Per Share (2)      Aggregate Offering Price (2)   Registration Fee
---------------------------------- --------------------  --------------------------- ----------------------------- -----------------
   Common Stock, $1.00 par value         200,000                  $9.25                      $1,850,000                  $489.00
================================== ====================  =========================== ============================= =================



(1) Based on 200,000 shares of common stock of Merrill Merchants Bancshares, Inc. (the "Company") reserved for issuance under the Merrill Merchants Bank 401(k) Plan, ("Plan").

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 200,000 shares are deemed to be offered at $9.25 per share, the average of the daily high and low sales prices of common stock of the Company on The Nasdaq National Market at the close of trading on December 23, 1999.

* Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.

                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

         (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form SB-2, and all amendments thereto, dated June 5, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (2) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, which was filed with the Commission pursuant to the Exchange Act; and

         (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation and the By-laws provide that, except to the extent prohibited by Maine Business Corporation Act ("MBCA"), the Company's directors shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as directors of the Company.

         Section 19 of the MBCA empowers a corporation to purchase and maintain insurance and indemnity for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided however, that this provision shall not eliminate or limit liability in the case where such person is found (i) not to have acted honestly or in the reasonable belief that such person's action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to criminal action, to have had reasonable cause to believe that such person's conduct was unlawful. The MBCA provides further that the indemnification permitted thereunder shall not be deemed exclusive or any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of shareholders or otherwise. The Articles of Incorporation and the By-laws eliminate the personal liability and provide indemnification to the fullest extent permitted by Section 19 of the MBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         3.1   Restated Articles of Incorporation of Merrill Merchants
               Bancshares, Inc.*
         3.2   Bylaws of Merrill Merchants Bancshares, Inc.*
         4     Specimen Stock Certificate of Merrill Merchants Bancshares, Inc.*
         5.1   Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
         23.1  Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
         23.2  Consent of Berry, Dunn, McNeil & Parker
         99.1  Merrill Merchant Bank 401 (k) Profit Sharing Plan

* Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated June 5, 1998, and all amendments thereto, filed with the Commission pursuant to the Exchange Act.

ITEM 9.  UNDERTAKINGS.

    A.   RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)
(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bangor, State of Maine, on this 21st day of September, 1999.

                               MERRILL MERCHANTS BANCSHARES, INC.
                               (Registrant)

                               By: Edwin N. Clift
                                   -----------------------------------------
                                   Edwin N. Clift
                                   President, Chief Executive Officer and
                                   Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                      DATE
                  ---------                                         -----                      ----

/s/ Edwin N. Clift                               President, Chief Executive Officer            September 21, 1999
 -------------------------------------------     (Principal Executive Officer) and
Edwin N. Clift                                   Director


/s/ Deborah A. Jordan                            Treasurer (Principal Financial                September 21, 1999
 -------------------------------------------     Officer and Principal Accounting
Deborah A. Jordan                                Officer)

/s/ William C.  Bullock, Jr.                     Chairman of the Board                         September 21, 1999
 -------------------------------------------
William C. Bullock, Jr.

/s/ Joseph H. Cyr                                Director                                      September 21, 1999
 -------------------------------------------
Joseph H. Cyr

/s/ Perry B. Hansen                              Director                                      September 21, 1999
 -------------------------------------------
Perry B. Hansen

/s/ Leonard E. Minsky                            Director                                      September 21, 1999
 -------------------------------------------
Leonard E. Minsky

/s/ Frederick A. Oldenberg                       Director                                      September 21, 1999
 -------------------------------------------
Frederick A. Oldenberg

/s/ Dennis L. Shubert, M.D.                      Director                                      September 21, 1999
 -------------------------------------------
Dennis L. Shubert, M.D.

/s/ Susan B. Singer                              Director                                      September 21, 1999
 -------------------------------------------
Susan B. Singer

/s/ Harold S. Wright                             Director                                      September 21, 1999
 -------------------------------------------
Harold S. Wright


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bangor, State of Maine, on September 21, 1999.

                                        MERRILL MERCHANTS BANK 401(K) PLAN

                                   By:  Edwin N. Clift
                                        -----------------------------
                                        Edwin N. Clift

                                        President, Chief Executive Officer, and
                                        Director